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                             KIRKPATRICK & LOCKHART LLP
                           1800 Massachusetts Avenue, N.W.
                             Washington, D.C.  20036-1800
                                    (202) 778-9000

                                  February 22, 1996


     PaineWebber Master Series, Inc.
     1285 Avenue of the Americas
     New York, New York 10019

     Dear Sir or Madam:

              PaineWebber Master Series, Inc. ("Company") is a corporation organized under the laws of the State of Maryland on October 29, 1985. The Company currently has two series of shares of common stock:
     PaineWebber Money Market Fund and PaineWebber Balanced Fund. We understand that the Company is about to file Post-Effective Amendment No. 26 to its Registration Statement on Form N-1A for the purpose of registering additional shares of common stock of the PaineWebber Balanced Fund under the Securities Act of 1933, as amended ("1933 Act"), pursuant to Section 24(e)(1) of the Investment Company Act of 1940, as amended ("1940 Act").

              We have, as counsel, participated in various corporate and other proceedings relating to the Company. We have examined copies, either certified or otherwise proved to be genuine, of the Company's Articles of Incorporation and By-Laws, the minutes of meetings of its board of directors and other documents relating to its organization and operation, and we are generally familiar with its corporate affairs. Based on the foregoing, it is our opinion that the shares of common stock of the Company currently being registered pursuant to Section 24(e)(1) of the 1940 Act, as reflected in Post-Effective Amendment No. 26, may be legally and validly issued from time to time in accordance with the Company's Articles of Incorporation and By-Laws and, subject to compliance with the 1933 Act, the 1940 Act and various state laws regulating the offer and sale of securities; and when so issued, these share of common stock will be legally issued, fully paid and non-assessable.

              We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 26 to the Company's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission.

                                                Very truly yours,

                                                KIRKPATRICK & LOCKHART LLP



                                                By: /s/ Elinor W. Gammon
                                                    ----------------------
                                                     Elinor W. Gammon
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